Exhibit 10.57

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

April 26, 2007

Third Joint Memorandum by Microsoft Corporation (“Microsoft”) and Novell, Inc. (“Novell”)

Re:	Expanded SLES Subscriptions available under Prepaid Subscription Rights

Background on Prior Joint Memoranda/Amendments: On November 2, 2006, Microsoft and Novell entered into a Business Collaboration Agreement (“Original BCA”). On December 28, 2006, the parties executed a Joint Memorandum (“BCA Amendment #1”) regarding participation by the parties’ respective Irish subsidiaries in the Original BCA. On January 16, 2007, the parties executed a First Amended and Restated Business Collaboration Agreement, superseding the Original BCA (such First Amended and Restated Business Collaboration Agreement, the “BCA”). Also on January 16, 2007, the parties executed a Second Joint Memorandum (“BCA Amendment #2”) regarding the impact of a January 16, 2007 participation agreement entered into between the parties’ respective Irish subsidiaries on the BCA.

This Third Joint Memorandum: This Third Joint Memorandum (“BCA Amendment #3”) is written to memorialize certain BCA changes to enable Microsoft, using Prepaid Subscription Rights, to provide Subscription Certificates to Dell that entitle certain qualified Dell customers to receive from Novell SLES Basic Subscriptions (as defined below), [***]. All capitalized terms not defined herein shall have the same meaning as set forth in the BCA.

Amendment: Solely for the purpose of transacting business with Dell under Section 4.3(a)(ii) below, the BCA is hereby modified as follows:

1.	Section 1.18. Section 1.18 of the BCA is amended as follows:

1.18	“SLES Subscription” means either a SLES Priority Subscription or a SLES Standard Subscription. In addition, for the purpose of Section 4.3(a)(ii), SLES Subscription may also mean a SLES Basic Subscription. Further, where used elsewhere in the BCA (or where incorporated into the definition of terms used elsewhere in the BCA), the term “SLES Subscription” may mean a SLES Basic Subscriptions that may be made available through Microsoft’s distribution of Subscription Certificates under Section 4.3(a)(ii). As used herein, “SLES Basic Subscription” means a subscription for Shared Customers or other SLES licensees to receive the same support as that provided, as of the Effective Date, under Novell’s standard “SUSE Linux Enterprise Server Basic Subscription” subscription. [***].

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2.	Section 4.3(a). Section 4.3 of the BCA is amended by numbering the original paragraph as 4.3(a)(i), and by adding a new second paragraph (ii) as follows:

4.3(a)(ii)	Novell Further authorizes Microsoft to distribute (directly or indirectly) up to [***] Subscription Certificates for SLES Basic Subscription for delivery by Dell to Qualified Customers. As used herein. “Qualified Customers” means an existing or target Dell customer that has been approved by both Microsoft and Novell pursuant to the process outlined in Exhibit A of this BCA Amendment #3. With respect to any Qualified Customer, Microsoft may also identify [***] SLES Standard Subscriptions to be distributed to Dell, for further redistribution by Dell to such Qualified Customer. For purposes of this section 4.3(a)(ii), the [***] (as defined below) will be used by Novell to track its delivery to Microsoft of Subscription Certificates [***]. For clarification, nothing in this Section 4.3(a)(ii) restricts Microsoft from distributing, or requires Novell approval to distribute, Subscription Certificates for SLES Standard Subscriptions or SLES Priority Subscriptions to Dell or its customers as authorized under Section 4 of the BCA, but Microsoft is only authorized to distribute SLES Basic Subscriptions pursuant to the terms of this Section 4.3(a)(ii) unless the parties mutually agree otherwise in writing. The parties will agree on a process for ordering Subscription Certificates under this section 4.3(a)(ii), and will specify in such order that it is for a Qualified Customer and any other information agreed upon by the parties in writing, and any such order will constitute an order of “additional Subscription Certificates” under section 4.2 of the BCA.

3.	Section 4.2(a). Section 4.2(a) of the BCA is amended by adding the following sentence at the end of the paragraph:

4.2(a)	For purposes of determining the value of Subscription Certificates delivered to Microsoft under section 4.3(a)(ii), for further delivery to Qualified Customers in conjunction with this BCA Amendment #3, each SLES Basic Subscription and SLES Standard Subscriptions shall carry a purchase price [***].

4.	Termination: If the Novell-Dell Lighthouse Amendment dated , 2007 (“Novell-Dell Amendment”) expires or terminates, Novell may terminate this BCA Amendment by issuing to Microsoft thirty (30) days prior written notice of the expiration or termination of the Novell-Dell Amendment. If Novell terminates this BCA Amendment #3 in such manner, then the following provisions of the BCA will continue to apply with respect to Subscription Certificates ordered by Microsoft from Novell pursuant to Section 4.3(a)(ii), prior to such termination, for distribution under Section 4.3(a)(ii), and the SLES Subscriptions associated therewith (regardless of whether activated before or after such termination): Sections 4.3(c), 6.1, 8.1, 8.2, 9, 10, 11.3, 12.3, 12.5-12.8 and Exhibit B (in accordance with its terms).

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5.	Effect. Except as expressly amended and supplemented by this BCA Amendment #3, the parties hereby ratify and confirm that terms and conditions of the BCA remain in full force and effect.

6.	Counterparts. This BCA Amendment #3 may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this BCA Amendment #3, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this BCA Amendment #3 to the other party as soon as practicable following execution thereof.

Accepted and Agreed by Novell, Inc.

Signature:	/s/ Joseph A. LaSala, Jr.

Printed Name:	Joseph A. LaSala, Jr.

Title:	General Counsel
Date:	May 1, 2007

Accepted and Agreed by Microsoft Corp.

Signature:	/s/ Bradford L. Smith

Printed Name:	Bradford L. Smith

Title:	General Counsel
Date:	April 27, 2007

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Exhibit A

DELL CUSTOMER APPROVAL PROCESS

1.	Dell will identify to Microsoft from time to time customers or target customers that Dell would like to have receive Subscription Certificates for SLES Basic Subscriptions, including the number of Subscription Certificates that Dell is seeking from Microsoft (collectively, the “Dell SLES Subscription Request”).

2.	If Microsoft, in its sole discretion, approves the Dell SLES Subscription Request, Microsoft will submit the request in writing to Novell for approval.

3.	Novell will approve in writing or reject each Dell SLES Subscription Request submitted to Novell by Microsoft within ten (10) business days of such submittal. Failure to respond will constitute an approval. Once approved by Novell, a given Dell customer or target customer shall be deemed approved by Novell for all subsequent Dell SLES Subscription Requests pertaining to that customer or target customer.

4.	Only those Dell customers or target customers who have been approved by both Microsoft and Novell pursuant to the foregoing will constitute “Qualified Customers.”

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